As filed with the U.S. Securities and Exchange Commission on October 9, 2024
Registration No. 333-264113
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GLOBAL SHIP LEASE, INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GSL Enterprises Ltd.
9 Irodou Attikou Street
Kifisia, Athens
Greece, 14561
(Address of Principal Executive Offices)

Global Ship Lease, Inc. 2019 Omnibus Incentive Plan
(Full title of the plan)

Watson Farley & Williams LLP
Attention: Filana Silberberg, Esq.
120 West 45th Street
New York, New York 10036
(212) 922-2225
(Name and address of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Explanatory Note
Global Ship Lease, Inc. (the “Company”) is filing this Post- Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration Statement No. 333-264113) that was filed on April 4, 2022 (the “Original Registration Statement”) with the U.S. Securities and Exchange Commission to amend, pursuant to General Instruction C.3 of the Form S-8, the prospectus included in Part I of the Original Registration Statement (as amended or supplemented from time to time, the “Reoffer Prospectus”) to (i) supplement the list of selling securityholders named in the Reoffer Prospectus and to update the amounts of Class A common shares available to be resold by them, and (ii) update certain other information included in the Reoffer Prospectus. As a filing fee was paid by the Company under the Original Registration Statement in connection with the registration of the Class A common shares offered under the Reoffer Prospectus, no additional registration fee is required to add these Class A common shares to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act of 1933, as amended (the “Securities Act”).
This Reoffer Prospectus may be used for reoffers and resales of up to an aggregate of 1,669,533 Class A common shares on a continuous or delayed basis that may be deemed to be “control securities” or “restricted securities” under the Securities Act, and the rules and regulations promulgated thereunder, that were issued, or are issuable, to certain employees, directors and/or officers of the Company identified in the Reoffer Prospectus, as may be supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act. Such selling securityholders may reoffer or resell all, a portion, or none of the Class A common shares which have been or will be acquired pursuant to the Company’s 2019 Omnibus Incentive Plan.
The inclusion of such Class A common shares herein does not necessarily represent a present intention to sell any or all such Class A common shares by the selling securityholders.
All other portions of the Original Registration Statement, as previously filed, remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required by Part I of the Form S-8 is omitted from this filing in accordance with the instructions to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to employees of the Company as required by Rule 428(b)(1).

Reoffer Prospectus

1,669,533 Shares

Global Ship Lease, Inc.
This reoffer prospectus (this “Reoffer Prospectus” or this “prospectus”) relates to the offer and sale from time to time by the selling shareholders named in this Reoffer Prospectus (the “selling securityholders”), or their permitted transferees, of up to 1,669,533 shares (the “Shares”) of Class A common stock, par value $0.01 per share (“Common Stock”), of Global Ship Lease, Inc. This Reoffer Prospectus covers the Shares acquired by or issuable to the selling securityholders pursuant to, or in settlement of, awards granted to the selling securityholders under the Global Ship Lease, Inc. 2019 Omnibus Incentive Plan, as amended and restated (the “Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares by the selling securityholders made hereunder. The selling securityholders are certain of our employees, officers and directors who may be deemed to be an “affiliate” of our company (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)).
Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may sell the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The selling securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the selling securityholders may sell their Shares hereunder. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the selling securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the selling securityholders may sell their Shares in the section titled “Plan of Distribution.” The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders will be borne by us.
Our Common Stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “GSL.” On October 8, 2024, the last quoted sale price for our Common Stock as reported on the NYSE was $25.31.
The U.S. Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 5 of this Reoffer Prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Reoffer Prospectus is October 9, 2024.

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any Shares in any jurisdiction where the offer is not permitted.
i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information and documents we file with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will,” “scheduled” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, and the likelihood of success in acquiring additional vessels to expand our business.
Forward-looking statements appear in a number of places in this prospectus and in Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 20, 2024, which is incorporated herein (our “2023 Annual Report”), as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus. The risks described under “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus, as predictions of future events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.
The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus and the information and documents incorporated by reference herein. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
You should read this prospectus and the information and documents incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
Market and Industry Data
Certain market data and industry statistics and forecasts are based on independent industry publications and other publicly available information are incorporated by reference herein that. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus. Accordingly, investors should not place undue reliance on this information.
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PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Our Company
Global Ship Lease, Inc. is a leading independent owner of containerships with a diversified fleet of mid-sized and smaller containerships. Incorporated in the Republic of the Marshall Islands, Global Ship Lease, Inc. commenced operations in December 2007 with a business of owning and chartering out containerships under fixed-rate charters to top tier container liner companies. As of June 30, 2024, our fleet consisted of 68 containerships with an aggregate capacity of 376,723 TEU and a TEU-weighted average age of approximately 17.7 years.
Our Fleet
The table below provides certain employment and other information about our fleet of 68 containerships as of June 30 , 2024:

Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date(2)	Daily Charter Rate $
CMA CGM Thalassa	11,040	38,577	2008	CMA CGM	4Q25	2Q26	47,200
ZIM Norfolk(1)	9,115	31,764	2015	ZIM	2Q27	4Q27	65,000
Anthea Y(1)	9,115	31,890	2015	MSC	3Q25	4Q25	Footnote(3)
ZIM Xiamen(1)	9,115	31,820	2015	ZIM	3Q27	4Q27	65,000
MSC Tianjin	8,603	34,243	2005	MSC	3Q27	4Q27	19,000(4)
MSC Qingdao	8,603	34,609	2004	MSC	3Q27	4Q27	23,000(4)
GSL Ningbo	8,603	34,340	2004	MSC	3Q27	4Q27	Footnote(3)
GSL Alexandra	8,544	37,809	2004	Maersk	3Q25	3Q26	Footnote(5)
GSL Sofia	8,544	37,777	2003	Maersk	3Q25	3Q26	Footnote(5)
GSL Effie	8,544	37,777	2003	Maersk	3Q25	3Q26	Footnote(5)
GSL Lydia	8,544	37,777	2003	Maersk	2Q25	3Q26	Footnote(5)
GSL Eleni	7,847	29,261	2004	Maersk	4Q27	2Q29	16,500(6)
GSL Kalliopi	7,847	29,261	2004	Maersk	1Q28	2Q29	18,900(6)
GSL Grania	7,847	29,261	2004	Maersk	4Q27	2Q29	17,750 (6)
Colombia Express (ex Mary)(1)(12)	7,072	23,424	2013	Hapag-Lloyd(7)	4Q28	1Q31	Footnote(7)
Kristina(1)	7,072	23,421	2013	CMA CGM(7)	4Q29	4Q31	25,910(7)
Katherine (tbr Costa Rica Express)(1)(12)	7,072	23,403	2013	Hapag-Lloyd(7)	2Q29	3Q31	Footnote(7)
Alexandra(1)	7,072	23,348	2013	CMA CGM(7)	2Q29	3Q31	25,910(7)
Alexis(1)	6,910	23,919	2015	CMA CGM(7)	3Q29	4Q31	25,910(7)
Olivia I(1)	6,910	23,864	2015	Hapag-Lloyd(7)	3Q29	3Q31	Footnote(7)
GSL Christen	6,840	27,954	2002	OOCL	4Q27	1Q28	20,500(8)
GSL Nicoletta	6,840	28,070	2002	Maersk	1Q28	2Q28	35,750(8)
CMA CGM Berlioz	7,023	26,776	2001	CMA CGM	4Q25	2Q26	37,750
Agios Dimitrios	6,572	24,931	2011	MSC	2Q27	3Q27	Footnote(4)
GSL Vinia	6,080	23,737	2004	Maersk	3Q24	1Q25	13,250
GSL Christel Elisabeth	6,080	23,745	2004	Maersk	3Q24	1Q25	13,250
GSL Dorothea	5,992	24,243	2001	Maersk	2Q25	3Q26	12,900(9)
GSL Arcadia	6,008	24,858	2000	Maersk	1Q25	1Q26	12,900(9)
GSL Violetta	6,008	24,873	2000	Maersk	4Q24	4Q25	18,600(9)
GSL Maria	6,008	24,414	2001	Maersk	4Q24	1Q27	18,600(9)
GSL MYNY	6,008	24,876	2000	Maersk	2Q25	1Q26	18,600(9)

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Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date(2)	Daily Charter Rate $
GSL Melita	6,008	24,848	2001	Maersk	3Q25	3Q26	12,900(9)
GSL Tegea	5,994	24,308	2001	Maersk	3Q25	3Q26	12,900(9)
Tasman	5,936	25,010	2000	Maersk	1Q25	1Q25	21,500
Dimitris Y (ex ZIM Europe)(12)	5,936	25,010	2000	ONE	2Q25	3Q25	33,900
Ian H	5,936	25,128	2000	ZIM	3Q24	4Q24	32,500
GSL Tripoli	5,470	22,109	2009	Maersk	3Q27	4Q27	36,500(10)
GSL Kithira	5,470	22,259	2009	Maersk	4Q24	1Q28	36,500(10)
GSL Tinos	5,470	22,068	2010	Maersk	3Q27	4Q27	36,500(10)
GSL Syros	5,470	22,099	2010	Maersk	4Q27	4Q27	36,500(10)
Dolphin II	5,095	20,596	2007	OOCL	1Q25	3Q25	53,500
Orca I	5,095	20,633	2006	Maersk	2Q25	4Q25	21,000
CMA CGM Alcazar	5,089	20,087	2007	CMA CGM	3Q26	1Q27	35,500
GSL Château d’If	5,089	19,994	2007	CMA CGM	4Q26	1Q27	35,500
GSL Susan	4,363	17,309	2008	CMA CGM	3Q27	1Q28	Footnote(3)
CMA CGM Jamaica	4,298	17,272	2006	CMA CGM	1Q28	2Q28	Footnote(3)
CMA CGM Sambhar	4,045	17,355	2006	CMA CGM	1Q28	2Q28	Footnote(3)
CMA CGM America	4,045	17,355	2006	CMA CGM	1Q28	2Q28	Footnote(3)
GSL Rossi	3,421	16,420	2012	ZIM	1Q26	3Q26	35,961
GSL Alice	3,421	16,543	2014	CMA CGM	2Q25	2Q25	20,500
GSL Eleftheria	3,421	16,642	2013	Maersk	3Q25	4Q25	37,975
GSL Melina	3,404	16,703	2013	Hapag-Lloyd(11)	4Q26	4Q26	21,000(11)
GSL Valerie	2,824	11,971	2005	ZIM	1Q25	3Q25	32,000
Matson Molokai	2,824	11,949	2007	Matson	2Q25	3Q25	36,600
GSL Lalo	2,824	11,950	2006	MSC	2Q25	3Q25	18,000
GSL Mercer	2,824	11,970	2007	ONE	4Q24	2Q25	35,750
Athena	2,980	13,538	2003	MSC	2Q25	3Q25	17,500
GSL Elizabeth	2,741	11,530	2006	Maersk	2Q26	2Q26	20,360
GSL Chloe (ex Beethoven)(12)	2,546	12,212	2012	ONE	4Q24	1Q25	33,000
GSL Maren	2,546	12,243	2014	OOCL	1Q26	2Q26	16,500
Maira	2,506	11,453	2000	Hapag-Lloyd	3Q24	4Q24	16,000
Nikolas	2,506	11,370	2000	Maersk	4Q24	4Q24	14,250
Newyorker	2,506	11,463	2001	Maersk	1Q25	2Q25	17,250
Manet	2,288	11,534	2001	OOCL	4Q24	2Q25	32,000
Keta	2,207	11,731	2003	CMA CGM	1Q25	1Q25	25,000
Julie	2,207	11,731	2002	MSC	2Q25	3Q25	Footnote(3)
Kumasi	2,220	11,652	2002	Wan Hai	1Q25	2Q25	38,000
Akiteta	2,220	11,592	2002	OOCL	4Q24	1Q25	32,000

(1)	Modern design, high reefer capacity, fuel-efficient “ECO” vessel.
(2)
In many instances charterers have the option to extend a charter beyond the nominal latest expiry date by the amount of time that the vessel was off hire during the course of that charter. This additional charter time (“Offhire Extension”) is computed at the end of the initially contracted charter period. The Latest Charter Expiry Dates shown in this table have been adjusted to reflect offhire accrued up to June 30, 2024, plus estimated offhire scheduled to occur during the remaining lifetimes of the respective charters. However, as actual offhire can only be calculated at the end of each charter, in some cases actual Offhire Extensions - if invoked by charterers - may exceed the Latest Charter Expiry Dates indicated.

(3)	Anthea Y, Julie, GSL Ningbo, GSL Susan, CMA CGM Jamaica, CMA CGM Sambhar and CMA CGM America. The charter rates are confidential for commercial reasons.
(4)
MSC Tianjin, MSC Qingdao and Agios Dimitrios were each forward fixed for minimum 36 months - maximum 38 months. The new charters are expected to commence between 2Q 2024 and 3Q 2024, after the vessels are drydocked. Charter rates are confidential for commercial reasons. Agios Dimitrios new charter commenced in 2Q 2024. MSC Qingdao & Agios Dimitrios are fitted with Exhaust Gas Cleaning Systems (“scrubbers”).

2

(5)
GSL Alexandra, GSL Sofia, GSL Effie and GSL Lydia delivered in 2Q 2023. Contract cover for each vessel is for a minimum firm period of 24 months from the date each vessel was delivered, with charterers holding one year extension options. The charter rates are confidential for commercial reasons.

(6)
GSL Eleni, GSL Kalliopi and GSL Grania, were forward fixed with direct continuation for 35 - 38 months, after which the charterer has the option to extend each charter for further 12 - 16 months. The charter rates are confidential for commercial reasons.

(7)
Colombia Express (ex Mary), Kristina, Katherine (tbr Costa Rica Express), Alexandra, Alexis, Olivia I were forward fixed to Hapag-Lloyd for 60 months +/-45 days, followed by two periods of 12 months each at the option of the charterer. The new charter for Colombia Express (ex Mary) commenced in early 2024. The new charters for the remaining vessels are scheduled to commence as each of the existing charters expire, on a staggered basis, between approximately 3Q 2024 and late 2024. The charter rates are confidential for commercial reasons.

(8)	GSL Nicoletta and GSL Christen were forward fixed for 39 - 42 months and 38.5 - 41.5 months, respectively. The charter rates are confidential for commercial reasons.
(9)
GSL Maria, GSL Violetta, GSL Arcadia, GSL MYNY, GSL Melita, GSL Tegea and GSL Dorothea. Contract cover for each ship is for a firm period of at least three years from the date each vessel was delivered in 2021, with charterers holding a one-year extension option on each charter (at a rate of $12,900 per day), followed by a second option (at a rate of $12,700 per day) with the period determined by - and terminating prior to - each vessel’s 25th year drydocking & special survey. GSL Arcadia, GSL Dorothea, GSL Tegea, GSL Melita charterer’s first options were exercised in 1Q 2024 and GSL MYNY in 2Q 2024.

(10)
GSL Tripoli, GSL Kithira, GSL Tinos, and GSL Syros. Ultra-high reefer ships of 5,470 TEU each. Contract cover on each ship is for a firm period of three years, from their delivery dates in 2021, at a rate of $36,500 per day, with a period of an additional three years (at $17,250 per day) at charterers’ option. GSL Tripoli, GSL Syros, and GSL Tinos charterer’s options were exercised in 2Q 2024.

(11)	GSL Melina. Chartered to Maersk for 27 - 28 months from July 2024. The charter rate is confidential for commercial reasons.
(12)
On January 3, 2024, Mary was renamed to Colombia Express. On January 26, 2024, Beethoven was renamed to GSL Chloe. On April 19, 2024, Zim Europe was renamed to Dimitris Y. On July 9, 2024 Katherine was renamed to Costa Rica Express.

Employment of Our Fleet
We employ the ships in our fleet on time charters. A time charter is a contract for the use of a ship for a fixed period of time at a specified daily rate. Under a time charter, as the ship owner, we provide and bear the cost of crew, lubricating oil, and all maintenance and other services related to the ship’s operation, the cost of which is included in the daily charter rate. We are also responsible for insuring our interests in the ship and liabilities as owner arising from its use. The charterer is responsible for substantially all of the ship’s voyage costs, such as fuel (bunker) costs, canal fees, port expenses, cargo handling costs and extra war risk insurance costs if the ship is deployed outside normal insurance limits and enters areas which are specified by the insurance underwriters as being subject to additional premiums.
The initial term for a time charter commences on the ship’s delivery to the charterer. Time charter agreements may include options, in favor of the owner or the charterer, to extend the charter on pre-agreed terms. Charters may be extended on mutually agreed terms, or the ship will be re-delivered by the charterer at the end of the charter period, within a pre-agreed time window (to allow for operational flexibility), in which case we would seek alternate employment with another charterer.
Our charters are with a number of different charterers and expire on different dates over a period of time. We believe the diversified charterer base reduces counterparty risk and the staggered expirations of our charters reduces our exposure to re-chartering risk and may mitigate the impact of the cyclical nature of the container shipping industry.
Management of our Fleet
Our management team supervises the day-to-day technical ship management of our vessels, which is provided by Technomar, a company of which our Executive Chairman is the Founder, Managing Director, and majority beneficial owner, and the commercial ship management, which is provided by Conchart, a company of which our Executive Chairman is the sole beneficial owner.
For more information regarding management of our ships, please see “Item 4. Information on the Company—B. Business Overview—Management of Our Fleet” in our 2023 Annual Report, which is incorporated herein by reference.
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The Offering
This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the selling securityholders listed in this Reoffer Prospectus, of up to 1,669,533 shares of Common Stock acquired by or issuable to selling securityholders pursuant to, or in settlement of, awards granted to the selling securityholders under the Plan. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Shares by the selling securityholders. The selling securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders.
4

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in “Item 3.D. Risk Factors” in our 2023 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information-Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.
5

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares hereunder. All of the proceeds from the sale of the Shares offered by the selling securityholders pursuant to this Reoffer Prospectus will be sold by the selling securityholders for their respective accounts. See the sections titled “Selling Securityholders” and “Plan of Distribution” described below.
6

SELLING SECURITYHOLDERS
We are registering for resale the Shares covered by this Reoffer Prospectus to permit the selling securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these shares from us pursuant to the Plan. The Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plan.
The number of Shares in the column “Number of Shares Being Offered” represents all of the Shares that each selling securityholder may offer under this Reoffer Prospectus. We do not know how long the selling securityholders will hold the Shares before selling them or how many Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the securityholders regarding the sale of any of the resale Shares. The Shares offered by this Reoffer Prospectus may be offered from time to time by the securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Shares offered by them by this Reoffer Prospectus.

	Number of Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being Offered**(2)	Number of Shares Beneficially Owned After the Offering
Securityholders	Number	Percent		Number	Percent
George Giouroukos	2,408,027	6.8%	1,086,264	1,466,559	4.1%
Michael Gross	37,942*	*	7,605	34,000	*
Alain Wils	10,312*	*	13,975	—	—
Menno van Lacum	18,791*	*	14,663	7,791	*
Alain Pitner	11,000*	*	14,663	—	—
Michael Chalkias	11,000*	*	14,663	—	—
Rami Neugeborn	9,774*	*	13,443	—	—
Ulrike Helfer	9,532*	*	13,195	—	—
Ian Webber	114,840*	*	112,302	23,669	*
Thomas A. Lister	83,401*	*	158,404	6,897	*
Anastasios Psaropoulos	127,256*	*	185,910	—	—
Maria Danezi	17,033*		29,866	—	—
George Giannopoulos	917*		4,580	—	—

*	Represents beneficial ownership of less than 1%
**
“Number of shares being offered” represents the maximum number of shares that a selling securityholder could sell in a hypothetical sale by such securityholder. Information contained in this Reoffer Prospectus including, without limitation, under the heading “selling securityholders” should not be inferred as representative of a current intention to sell any or all of the Shares listed herein. There can be no assurance that any or all of the Shares listed herein will be sold by the selling securityholders or the timing thereof.

(1)
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of October 8, 2024 or that will become exercisable, vested or convertible within 60 days after October 8, 2024, and based on 35,446,453 shares of Common Stock issued and outstanding as of October 8, 2024.

(2)
The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made under the Plan irrespective of whether such grants are exercisable, vested or convertible as of October 8, 2024 or will become exercisable, vested or convertible within 60 days after October 8, 2024.

7

PLAN OF DISTRIBUTION
We are registering the Shares covered by this Reoffer Prospectus to permit the selling securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.
The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:
•	directly by the selling securityholders;
•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this Reoffer Prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders. The Shares may be sold in one or more transactions at:
•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.
These sales may be effected in one or more transactions:
•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•
through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or
•	through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
8

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.
9

LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and with respect to matters of U.S. law will be passed upon for us by our counsel, Watson Farley & Williams LLP.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The industry information attributed to Maritime Strategies International Limited (“MSI”) by incorporation by reference to our 2023 Annual Report, has been reviewed by MSI, which has confirmed to us that such information accurately describes the container shipping market.
10

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference.
Global Ship Lease, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(1)
The Registrant’s latest annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 20, 2024, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

(2)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 12, 2008, as amended by the Registration Statement on Form 8-A12B filed with the SEC on March 26, 2019.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.
Item 4.	Description of Securities.
Not applicable.
Item 5.	Interests of Named Experts and Counsel.
Not applicable.
Item 6.	Indemnification of Directors and Officers.
The Company’s Amended and Restated Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent authorized by law. The Company is also expressly authorized to advance expenses to the fullest extent authorized by law, to pay reasonable costs, expenses and attorneys’ fees (including expenses) in connection with the enforcement of rights to the indemnification granted thereunder, and to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or serving in such capacity in another company at the request of the Company against some liabilities.
Section 60 of the Republic of the Marshall Islands’ Business Corporations Act (“Section 60”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Under Section 60, a corporation shall also have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of a claim, issue or matter therein, Section 60 dictates that he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Additionally, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 60. Such indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Under Section 60, a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of such section.
Item 7.	Exemption from Registration Claimed.
Not applicable.
Item 8.	Exhibits.
The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index attached hereto and incorporated herein by reference.
Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on October 9, 2024.

GLOBAL SHIP LEASE, INC.

By:	/s/ Thomas A. Lister
	Name:	Thomas A. Lister
	Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Filana R. Silberberg as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No 1. to the Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of October, 2024.

/s/ George Giouroukos	Executive Chairman
George Giouroukos

/s/ Thomas A. Lister	Chief Executive Officer (Principal Executive Officer)
Thomas A. Lister

/s/ Anastasios Psaropoulos	Chief Financial Officer (Principal Financial Officer)
Anastasios Psaropoulos

/s/ Michael S. Gross	Director
Michael S. Gross

/s/ Alain Wils	Director
Alain Wils

/s/ Ulrike Helfer	Director
Ulrike Helfer

/s/ Michael Chalkias	Director
Michael Chalkias

/s/ Yoram (Rami) Neugeborn	Director
Yoram (Rami) Neugeborn

/s/ Alain Pitner	Director
Alain Pitner

/s/ Menno van Lacum	Director
Menno van Lacum

/s/ Ian J. Webber	Director
Ian J. Webber

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned Registrant, has signed this Registration Statement in Newark, Delaware on October 9, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1
Amended and Restated Articles of Incorporation of GSL Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Global Ship Lease, Inc.’s Registration Statement on Form 8-A (File No. 001-34153) filed with the SEC on March 26, 2019)

5.1	Opinion of Watson Farley & Williams LLP
23.1	Consent of PricewaterhouseCoopers S.A.
23.2	Consent of Maritime Strategies International Ltd.
23.3	Consent of Watson Farley & Williams LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereto)
99.1	2019 Omnibus Incentive Plan, as amended and restated (incorporated by reference to Exhibit 4.21 to Global Ship Lease, Inc.’s Form 20-F filed with the SEC on March 24, 2022)
107.1	Filing Fee Table*

* Previously filed.